Following is information about the computation of the earnings per share (EPS) data for the quarter ended September 30, 1999 and 1998:

                                                    For the Quarter Ended
                                                      September 30, 1999
                                             -----------------------------------
                                                Income      Shares     Per-Share
                                             (Numerator) (Denominator)   Amount
Basic EPS
Income available to common stockholders ...   $ 250,529   4,610,802   $   0.05
                                                                      ========

Effect of Diluted Securities - None


Diluted EPS
Income available to common stockholders
    plus assumed conversions ..............   $ 250,529   4,610,802   $   0.05
                                              ================================




                                                     For the Quarter Ended
                                                       September 30, 1998
                                             -----------------------------------
                                                Income       Shares    Per-Share
                                             (Numerator) (Denominator)   Amount
Basic EPS
Income available to common stockholders ...   $ 202,769   4,610,447    $   0.04
                                                                       ========

Effect of Diluted Securities

Employee stock options



Diluted EPS
Income available to common stockholders
    plus assumed conversions ..............  $ 202,769    4,610,447    $   0.04
                                             ==================================


Following is information about the computation of the earnings per share (EPS) data for the first 9 months ended September 30, 1999 and 1998:

                                                    For the 9 months Ended
                                                      September 30, 1999
                                             -----------------------------------
                                               Income       Shares     Per-Share
                                             (Numerator) (Denominator)   Amount
Basic EPS
Income available to common stockholders ...   $ 279,918    4,610,752   $   0.06
                                                                       ========

Effect of Diluted Securities  - None


Diluted EPS
Income available to common stockholders
    plus assumed conversions ..............   $ 279,918    4,610,752   $   0.06
                                              =================================



                                                  For the 9 months Ended
                                                     September 30, 1998
                                             -----------------------------------
                                               Income       Shares     Per-Share
                                             (Numerator) (Denominator)   Amount
Basic EPS
Income available to common stockholders ..    $ 645,303    4,610,520   $   0.14
                                                                       ========

Effect of Diluted Securities

Employee stock options


Diluted EPS
Income available to common stockholders
    plus assumed conversions ..............   $ 645,303    4,610,520   $   0.14
                                              =================================